UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2022

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Retirement of Stephen C. Taylor & Entry into Retirement Agreement

On May 17, 2022, the Company and Mr. Taylor entered into a negotiated Retirement Agreement (the “Retirement Agreement”), pursuant to which Mr. Taylor resigned as Chief Executive Officer and President of the Company. Mr. Taylor will continue as an employee of the Company and as the Chair of the Board of the Company.

Pursuant to the Retirement Agreement Mr. Taylor has agreed that he will, during the period beginning on the date of the Retirement Agreement and ending on June 30, 2023 (the “Transition Period”), perform his duties as a member of the Board and its Chair and will assist in the transition of his duties to the other officers of the Company. In connection with the Retirement Agreement, except for any indemnification obligations that may arise, the Company’s financial obligations pursuant to the Amended and Restated Employment Agreement dated April 27, 2015 between the Company and Mr. Taylor (the “Employment Agreement”) have been extinguished.

The Company has agreed that unless Mr. Taylor’s employment with the Company is previously terminated for Cause it will: (i) pay Mr. Taylor a salary of $51,000 per month, (ii) award Mr. Taylor $612,000 pursuant to the 2022 Annual Incentive Bonus Plan of the Company as and when payments are generally made by the Company pursuant to such plan, and (iii) grant to Mr. Taylor an equity award (or cash in lieu of equity if there are not sufficient shares available) with a value of $612,000 pursuant to the 2022 long-term incentive plan of the Company as and when awards are generally made by the Company pursuant to such plan.

Provided that the employment of Mr. Taylor by the Company pursuant to the Retirement Agreement is not terminated by the Company for Cause prior to June 30, 2023: (i) all equity awards (and all cash awards in lieu of equity) to Mr. Taylor by the Company which have not previously vested will immediately vest, (ii) Mr. Taylor will be entitled to receive from the Company on July 17, 2023 a cash payment of $1,224,000, (iii) Mr. Taylor will be entitled to receive from the Company on July 17, 2023 a cash payment in the amount of $1,530,000 in lieu of participation in the 2023 Annual Incentive Bonus Plan of the Company, and (iv) a grant of shares of common stock of the Company on July 17, 2023 with a value of $100,000. All payments and awards described in this paragraph are conditioned on Mr. Taylor executing and delivering to the Company within ten days after the end of the Transition Period a general release of all claims by Mr. Taylor against the Company, and its officers, directors, and other affiliated parties in the form attached as an exhibit to the Retirement Agreement.

For purposes of the Retirement Agreement, “Cause” has the meaning given that term in the Employment Agreement. In addition, Mr. Taylor remains bound by certain provisions of the Employment Agreement relating to his confidentiality, non-compete and non-disparagement obligations, along with his obligation to disclose and assign intellectual property and business opportunities to the Company.

Pursuant to the Retirement Agreement, Mr. Taylor has released all known and unknown claims against the Company. As required by applicable law, Mr. Taylor has the right to revoke the Retirement Agreement within seven days of it being entered into by the Company and Mr. Taylor.

The description of the Retirement Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Appointment of Interim Chief Executive Officer

On May 17, 2022, the Board of Directors appointed John W. Chisholm, the lead independent director of the Company’s Board immediately prior to his appointment, as the interim President and Chief Executive Officer. The Company and Mr. Chisholm are in the process of finalizing the financial and other terms of his appointment and the Company will report the same upon finalization.

Biography of Mr. Chisholm. John W. Chisholm, 67, was appointed as a Director of Natural Gas Services Group in December 2006. On May 17, 2022, Mr. Chisholm was appointed Interim President and Chief Executive Officer of the Company in connection with the retirement of Stephen C. Taylor. Mr. Chisholm was appointed as Lead Director in June 2020, although he will no longer act as Lead Director while he remains Interim Chief Executive Officer. Mr. Chisholm is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies. From 2002 to 2009, Mr. Chisholm served on the Board of Directors of Flotek Industries, Inc. ("Flotek"), and became its interim President in August 2009. Mr. Chisholm became President of Flotek in August 2010, was appointed as its Chief Executive Officer in March 2012, and served in those roles until

January 2020. Flotek is a public company which files reports under the Securities Exchange Act of 1934. Mr. Chisholm is presently CEO of The John Chisholm Group. Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado.

As Mr. Chisholm will not be able to act as lead independent director of the Board under NYSE rules, the Board has appointed current independent director, David L. Bradshaw, to a serve as lead independent director of the Board during the pendency of Mr. Chisholm’s service as an officer of the Company.

Item 8.01 Other Events

On May 17, 2022, the Company issued a press release announcing Mr. Taylor’s retirement and the management transition described herein. A copy of the Company’s May 17, 2022 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Retirement Agreement between Natural Gas Services Group, Inc. and Stephen C. Taylor dated May 17, 2022.
99.1	Press Release dated May 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	May 19, 2022	By:	/s/ John W. Chisholm
John W. Chisholm
Interim Chief Executive Officer